Exhibit 3.2

(to become effective

immediately prior to the completion of this offering)

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

Entity Number

3040500

☒ Business Corporation (§ 1915)

☐ Nonprofit Corporation (§ 5915)

Name Bryan D. MacIntyre	Document will be returned to the name and address you enter to the left. ï
Address c/o Pepper Hamilton LLP, 3000 Two Logan Square

City State Zip Code
Philadelphia PA 19106

Fee: $70

Filed in the Department of State on

Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is:

Kenexa Corporation

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)	Number and Street	City	State	Zip	County
650 East Swedesford Road		Wayne	PA	19087	Chester

(b)	Name of Commercial Registered Office Provider				County

3.	The statute by or under which it was incorporated: PA Business Corporation Law of 1988

4.	The date of its incorporation: 11/29/1999

5.	Check, and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐	The amendment shall be effective on: at

                                                                                 Date                   Hour

DSCB:15-1915/5915–2

6. Check one of the following:

☒	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

☐	The amendment adopted by the corporation, set forth in full, is as follows

☒	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this day of , 2005.

Kenexa Corporation
Name of Corporation

Nooruddin S. Karsan
Signature

Chief Executive Offiver
Title

“EXHIBIT A”

Articles of Amendment

to the

Articles of Incorporation

of

Kenexa Corporation

Reclassification and Reverse Stock Split Amendment

RESOLVED, that upon the filing of this Amendment with the Secretary of State of the Commonwealth of Pennsylvania (such time being the “Filing Time”) but without any other action on the part of the Company or any other person, each share of Class A Common Stock of the Company, par value $0.01 per share, issued and outstanding immediately prior to the Filing Time shall be reclassified as and shall be converted into .8 shares of Common Stock of the Company, par value $0.01 per share; and be it

FURTHER RESOLVED, that at the Filing Time, all authorized but unissued shares of Class A Common Stock will be deemed to have been eliminated from the authorized capital of the Company and 100,000,000 shares of Common Stock will be deemed to have been added to the authorized capital of the Company; and the shares issued pursuant to the immediately preceding resolution will be deemed to have been issued from the foregoing 100,000,000 shares of authorized Common Stock; and be it

FURTHER RESOLVED, that as of the Filing Time, the certificates representing the Class A Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the Company for any purpose, and that each holder of record of Common Stock as of the Filing Time shall be entitled to receive, upon surrender for cancellation of the certificates representing shares of Class A Common Stock held by such holder immediately prior to the Filing Time, one or more new certificates representing the shares of Common Stock into which such shares of Class A Common Stock were reclassified; provided, however, that any fractional shares resulting from such reclassification shall be rounded up to the next whole share (and the Company shall be permitted to aggregate those certificates registered in the name of the same record holder).